                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           GENERAL CREDIT CORPORATION
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share ("Common Stock"), (2) Aggregate number of securities to which transaction applies: _______ shares of Common Stock (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         $_______ per share.
(4)      Proposed maximum aggregate value of transaction:
         $________
(5)      Total fee paid:
         $_______ (1/50 of 1% of $_____)

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                           GENERAL CREDIT CORPORATION
                        370 Lexington Avenue, Suite 2000
                            New York, New York 10017




                                  May 12, 1998




Dear Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of General Credit Corporation (the "Company"), which will be held on June 19, 1998 at 2:00 p.m., local time, at the Women's Republican Club, located at 3 West 51st Street, New York, NY.

         At the Annual Meeting you will be asked to consider and vote upon the election of the Board of Directors for the upcoming year, a proposal to approve the 1998 General Credit Corporation Stock Option Plan, and the ratification of the Company's selection of independent auditors. The enclosed notice and proxy statement contain information concerning the business to be considered at the Annual Meeting.

         We sincerely hope that you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the Annual Meeting and the presence of a quorum, please complete, sign, date and return the accompanying proxy in the enclosed envelope.

         A copy of the Company's 1997 Annual Report to Shareholders is also enclosed.

                                                     Sincerely,



                                                     Irwin Zellermaier,
                                                     Chairman of the Board

                           GENERAL CREDIT CORPORATION
                        370 Lexington Avenue, Suite 2000
                            New York, New York 10017

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 19, 1998

To the Shareholders of
General Credit Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of General Credit Corporation (the "Company") will be held on June 19, 1998 commencing at 2:00 p.m., local time, at the Women's Republican Club located at 3 West 51st Street, New York, NY for the following purposes:

         1. Election of Directors. To elect a Board of Directors consisting of five directors;

         2. Stock Option Plan. To consider and vote upon a proposal to approve the 1998 General Credit Corporation Stock Option Plan;

         3. Ratification of Independent Auditors. To consider and vote upon a proposal to ratify the action of the Board of Directors in selecting Cornick, Garber & Sandler, LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

         4. Other Business. To transact such other business as may properly come before the Annual Meeting.

         A copy of the Company's 1997 Annual Report to Shareholders is enclosed.

         Only shareholders of record at the close of business on May 6, 1998 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. A list of such shareholders will be available for inspection during normal business hours at the offices of the Company located at 370 Lexington Avenue, Suite 2000, New York, New York 10017 during the ten days preceding the meeting. The election of the directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to approve the Stock Option Plan and the ratification of auditors.

         Whether or not you plan to attend the Annual Meeting, please complete, date and sign the accompanying proxy card and mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors,


                                            Irwin Zellermaier
                                            Chairman of the Board

New York, New York
May 12, 1998

                           GENERAL CREDIT CORPORATION
                                 PROXY STATEMENT

                                Table of Contents

                                                                                                                PAGE
                                                                                                                ----
INTRODUCTION......................................................................................................1

ADDITIONAL INFORMATION............................................................................................3

THE ANNUAL MEETING................................................................................................4
         Purpose of Meeting.......................................................................................4
         Date, Time and Place; Record Date........................................................................4
         Vote Required............................................................................................4
         Proxies  ................................................................................................4
         Solicitation.............................................................................................5

PRINCIPAL SHAREHOLDERS OF THE COMPANY.............................................................................5
         Beneficial Owners........................................................................................5
         Compliance with Section 16(a) of the Securities Exchange Act of 1934.....................................7

MANAGEMENT OF THE COMPANY.........................................................................................7
         Information About Director Nominees And Executive Officers...............................................7
         Board Meetings and Committees............................................................................8
         Director Reimbursement...................................................................................9
         Executive Compensation...................................................................................9
         Certain Transactions....................................................................................10
         Employment Agreements  .................................................................................11

INDEPENDENT AUDITORS.............................................................................................12
         Change in Accountants...................................................................................12
         Presence of Accountants at Meeting......................................................................12

PROPOSAL 1:  ELECTION OF DIRECTORS...............................................................................13
         Nominees ...............................................................................................13
         Vote Required; Recommendation of the Board of Directors.................................................13

PROPOSAL 2:  RATIFICATION AND APPROVAL OF THE
         1998 GENERAL CREDIT CORPORATION STOCK OPTION PLAN ......................................................14
         Description of the Stock Option Plan....................................................................14
         Federal Income Tax Consequences.........................................................................15
         Incentive Options.......................................................................................15
         Non-Qualified Options...................................................................................15
         General.................................................................................................16
         Section 280G of the Code................................................................................16
         Section 162(m) of the Code..............................................................................16
         Options Outstanding under the 1998 Stock Option Plan....................................................16
         Recommendation of the Board of Directors................................................................16

PROPOSAL 3:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS ..................................................16

OTHER INFORMATION................................................................................................17
         Other Business..........................................................................................17
         Shareholders' Proposals for Next Annual Meeting.........................................................17

INDEX TO FINANCIAL STATEMENTS...................................................................................F-1



                           GENERAL CREDIT CORPORATION

                                 PROXY STATEMENT
                                  INTRODUCTION

         This Proxy Statement is being furnished to the shareholders of General Credit Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders to be held on June 19, 1998 (the "Annual Meeting"), at the time and place set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment or adjournments thereof. Management anticipates that the mailing to shareholders of this Proxy Statement and the accompanying proxy materials, together with a copy of the Company's Annual Report to Shareholders, will occur on or about May 12, 1998.

         At the Annual Meeting, the shareholders of the Company will be asked to
(i) consider and vote upon the election of five directors to serve until the 1999 Annual Meeting of Shareholders; (ii) consider and vote upon a proposal to approve the 1998 General Credit Corporation Stock Option Plan; (iii) consider and vote upon a proposal to ratify the action of the Board of Directors in selecting Cornick, Garber & Sandler, LLP, as the independent auditors for the Company for the fiscal year ending December 31, 1998; and (iv) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. See "Proposal 1: Election of Directors;" "Proposal 2: Ratification and Approval of 1998 General Credit Corporation Stock Option Plan;" and "Proposal 3: Ratification of Selection of Independent Auditors."

         If the accompanying Proxy is properly executed and returned, the shares represented by the Proxy will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, such shares will be voted in favor of (i) all of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy; (ii) the Stock Option Plan; and (iii) the ratification of selection of independent auditors. Any shareholder executing a Proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice of revocation to the Secretary of the Company or by executing another Proxy dated as of a later date, or by voting in person at the Annual Meeting.

         Record holders of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on May 6, 1998 (the "Record Date") are entitled to one vote for each share held on all matters to be considered at the Annual Meeting. At the Record Date, there were issued, outstanding and eligible to vote 3,438,000 shares of Common Stock. The presence, in person, or by Proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Assuming a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote is necessary to approve the Stock Option Plan and the ratification of the independent auditors. The election of the directors requires a plurality of the votes represented in person or proxy.

HOLDERS OF SHARES OF COMMON STOCK ARE REQUESTED TO COMPLETE AND
SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY
IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT. HOWEVER, IF ANY MATERIAL CHANGE OCCURS DURING THE PERIOD THAT THIS PROXY STATEMENT IS REQUIRED TO BE DELIVERED, THIS PROXY STATEMENT WILL BE AMENDED AND SUPPLEMENTED ACCORDINGLY.


                The date of this Proxy Statement is May 12, 1998.




                      [This Space Intentionally Left Blank]

                             ADDITIONAL INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith is required to file periodic reports, proxy statements and other information with the Commission pursuant to the Exchange Act relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information are available for inspection and copying at the Commission's principal office, Room 1024, Judiciary Plaza at 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such material may be obtained upon payment of the fees prescribed by the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov.




                      [This Space Intentionally Left Blank]

                               THE ANNUAL MEETING

PURPOSE OF MEETING

         At the Annual Meeting, the shareholders eligible to vote thereat will be asked to consider and vote upon (i) the election of five directors of the Company to serve until the 1999 Annual Meeting of Shareholders; (ii) the proposal to ratify and approve the Stock Option Plan; (iii) the ratification of selection of the independent auditors; and (iv) such other matters that may properly come before the Annual Meeting.

DATE, TIME AND PLACE; RECORD DATE

         The Annual Meeting is scheduled to be held on June 19, 1998 at 2:00 p.m., Eastern Standard Time, at the Women's Republican Club, located at 3 West 51st Street, New York, NY. The Board of Directors has fixed the close of business on May 6, 1998 as the record date (the "Record Date") for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the date of this Proxy Statement, there were 3,438,000 shares of Common Stock (held by 18 persons of record) outstanding and entitled to vote.

VOTE REQUIRED

         Holders of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held by them on any matter that may properly come before the Annual Meeting.

         The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The election of directors requires a plurality of the votes represented in person or proxy at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve and adopt the Stock Option Plan and the ratification of the independent auditors. Holders of record of Common Stock on the Record Date are entitled to one vote for each share held by them on any matter that may properly come before the Annual Meeting.

PROXIES

         If a shareholder attends the Annual Meeting, he or she may vote by ballot. The Board of Directors is soliciting proxies so that each holder of Common Stock on the Record Date has the opportunity to vote on the proposals to be considered at the Annual Meeting whether or not in attendance. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Shareholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If a shareholder (other than a broker which holds shares in street name for its customers) returns a signed proxy card, but does not indicate how his or her shares are to be voted, the shares represented by the proxy card will be voted FOR approval and adoption of the Stock Option Plan, for each of the directors listed on the Proxy and for the ratification of the selection of the independent auditors. If a signed proxy card is returned by a shareholder and expressly reflects an abstention upon any proposal, the shares evidenced thereby will be counted towards the quorum necessary to convene the Annual Meeting, but will not be counted towards the requisite affirmative vote upon such proposal mandated by applicable New York law or this Proxy Statement, as applicable. If a signed proxy card is returned by a broker with no indication of how shares are to be voted, the shares evidenced thereby will not be counted towards a quorum and will have no effect on the vote for such proposals. The proxy card also confers discretionary authority on the individuals appointed by the Board of Directors and named on the proxy card to vote the shares represented thereby on any other matter that is properly presented for action at the Annual Meeting.

         Any shareholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of General Credit Corporation, 370 Lexington Avenue, Suite 2000, New York, New York 10017; (ii) granting a subsequent proxy; or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION

         The Company will bear the costs of the solicitation of proxies from its shareholders. In addition to soliciting proxies by mail, proxies may be solicited by directors, executive officers or regular employees of the Company, without such person receiving additional compensation, in person, by letter or by telephone, telegram or telefax. Arrangements have also been made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock. The Company will reimburse the persons with whom these arrangements have been made for reasonable out-of-pocket expenses incurred by them in connection with this solicitation in accordance with applicable rules. Further, the Company has retained American Stock Transfer & Trust Company, the Company's transfer agent, to assist it in the solicitation of proxies. The Company shall reimburse such firm for its reasonable out-of-pocket expenses incurred by it in connection with this solicitation.


                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

BENEFICIAL OWNERS

         The following table sets forth information as of April 27, 1998, with respect to the beneficial ownership of shares of Common Stock, in the aggregate, the number of shares of Common Stock expected to be held by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each current director; (iii) each executive officer; and
(iv) all executive officers and directors as a group:

                              BENEFICIAL OWNERSHIP

                                                     Shares of Common Stock
Name and Address of Beneficial Owner                 Beneficially Owned(1)(2)              Percent Owned
------------------------------------                 ------------------------              -------------
Irwin Zellermaier
211 East 70th Street
New York, NY 10021                                          455,000  (3)                      13.0%

Gerald Nimberg
1009 Owl Place
Cherry Hill, NJ 08003                                       180,000  (4)(8)                    5.1%

David Bader
38 Milton Road
Babylon, NY 11702                                            80,000  (5)                       2.3%

Vincent J. Putignano
907 Palmer Avenue
Mamaroneck, NY 10543                                         10,000  (6)                       0.3%

Brien G. Reidy
Seven Miller Lane West
East Hampton, NY 11937                                       10,000  (7)                       0.3%

ALL OFFICERS AND DIRECTORS AS A GROUP(5)                    735,000                           21.0%


----------------------
(1) As used herein, "beneficial ownership" means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons named herein and therein have (i) sole voting power and investment power with respect to their shares of the Company's Common Stock, except to the extent that authority is shared by spouses under applicable law; and (ii) record and beneficial ownership with respect to their shares of the Company's Common Stock. For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"); the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission a person is deemed to be a "beneficial owner"of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. Shares of Common Stock subject to options to be held by persons listed in the table that are exercisable within 60 days of the closing of the Merger are deemed beneficially owned by such person and outstanding for the purposes of computing such person's beneficial ownership and to the extent held by officers and directors listed in the table, the beneficial ownership of all directors and executive officers beneficial ownership as a group.
(2) Assumes no exercise of the 5,400,000 Common Stock Purchase Warrants currently outstanding.
(3) Includes 75,000 shares of Common Stock to be issued upon exercise of currently exercisable stock options held by Mr. Zellermaier.
(4) Includes 65,000 shares of Common Stock to be issued upon exercise of currently exercisable stock options held by Mr. Nimberg.
(5) Includes 50,000 shares of Common Stock to be issued upon exercise of currently exercisable stock options held by Mr. Bader.
(6) Includes 10,000 shares of Common Stock to be issued upon exercise of currently exercisable stock options held by Mr. Putignano.
(7) Includes 10,000 shares of Common Stock to be issued upon exercise of currently exercisable stock options held by Mr. Reidy.
(8) Does not include 1,500 shares of Common Stock or 3,000 warrants owned by Ann Nimberg, Gerald Nimberg's wife, over which Gerald Nimberg disclaims beneficial ownership. Does not include 10,000 shares of Common Stock owned by Richard Nimberg, Gerald Nimberg's adult brother, over which Gerald Nimberg disclaims beneficial ownership.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and the holders of 10% or more of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. To the Company's knowledge, for the fiscal year ended December 31, 1997, and for the period ended April 27, 1998, no person who was a director, officer or beneficial owner of more than ten percent of the Company's outstanding Common Stock or any other person subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act other than one late filed Form 4 filed by Gerald Nimberg, the Company's President and Chief Operating Officer regarding an August 1997 gift of 10,000 shares by Mr. Nimberg to his adult brother.


                            MANAGEMENT OF THE COMPANY

INFORMATION ABOUT DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

         The table below sets forth the names and ages of the director nominees and executive officers of the Company as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth after the table.

         NAME                               AGE      POSITION
         ----                               ---      --------
         Irwin Zellermaier(1)               73       Chairman, Chief Executive Officer, Director
         Gerald Nimberg                     54       President, Chief Operating Officer, Director
         David Bader                        54       Vice President, Secretary, Treasurer, Chief Financial Officer,
                                                     Director
         Vincent J. Putignano(1)(2)         52       Director
         Brien G. Reidy(1)(2)               46       Director

-------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

         Irwin Zellermaier, Chairman and Chief Executive Officer and Director of the Company since February 1995, and President of the Company from February 1995 until May 2, 1997, has been engaged in investment banking and management consulting as a sole proprietorship for more than five years. From January 1, 1990, through April 1997 he was associated as an independent contractor with Eagle Funding, a mortgage broker with respect to commercial properties.

         Gerald Nimberg, President and Chief Operating Officer and Director of the Company since May 2, 1997, and Vice President and Chief Operating Officer of NYPF since May 1993 until May 2, 1997. From May 1992 until May 1993, he was Regional Manager of Exchange Mortgage, Inc., a residential mortgage lending firm, and from May 1991 until May 1992, he was Regional Manager of Gelt Funding, also a residential mortgage lending firm. Previously, he was a manager of various divisions of Sun Oil.

         David Bader, Vice President, Secretary, Treasurer and Chief Financial Officer and Director of the Company since April 1996, was engaged in financial and management consulting through Riz Business Consultants from 1988 through April 1996.

         Vincent J. Putignano, Director of the Company since July 1996, has operated a securities brokerage and investment banking and consulting business in New York State since 1978. Before March 1991, he was President and Chief Executive Officer of United States Business Products, Inc., a business equipment firm. Since March 1991, he has engaged in sales administration and consulting with Minor & Casey, a commercial real estate firm.

         Brien G. Reidy, Director of the Company since July 1996, has been engaged in financial consulting and public relations in California and New York since 1987.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held no meetings and acted by unanimous written consent on three occasions during the fiscal year ended December 31, 1997. The Board of Directors endeavors to hold regular quarterly meetings and meets on other occasions when necessary. The Board of Directors currently has two standing committees: the Compensation Committee and the Audit Committee.

         All members of the Board of Directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Each executive officer is appointed to serve until the next annual meeting of the Board of Directors and until his successor has been appointed and qualified.

         The principal functions of the Compensation Committee are to approve or in some cases to recommend to the Board of Directors, remuneration arrangements and compensation plans involving the Company's directors and executive officers, review bonus criteria and bonus recommendations, administer the Company's stock option plans and review compensation of directors. The Compensation Committee did not meet during the last fiscal year. The present members of the Compensation Committee are Irwin Zelermaier, Vincent J. Putignano and Brien G. Reidy.

         The principal functions of the Audit Committee are to review the Company's financial statements and management's disclosures, recommend to the Board of Directors the appointment of independent public accountants to be employed by the Company, confer with the independent public accountants concerning the scope of their audit and, on completion of their audit, review the accountants' findings and recommendations, review the adequacy of the Company's systems of internal accounting controls, review areas of possible conflicts of interest and sensitive payments and consider other appropriate matters. The Audit Committee held one formal meeting during the last fiscal year. The present members of the Audit Committee are Vincent J. Putignano and Brien G. Reidy.

         The Board of Directors currently has no nominating committee and has not actively solicited recommendations from holders of the Common Stock for nominees for director, and has not established any procedures for this purpose. The usual functions of a nominating committee are performed by the entire Board of Directors.

DIRECTOR REIMBURSEMENT

         The arrangement for director compensation is $150 for each meeting of the Board of Directors of the Company. Since the Company has no had no formal Board meetings, no amounts have been paid to directors for attendance at meetings.

EXECUTIVE COMPENSATION

         General. The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Irwin Zellermaier, the Chief Executive Officer. No other employee of the Company was paid in excess of $100,000 for the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE


                                                                                           Long Term
                                                                                          Compensation
                                                                                          ------------
                                               Annual Compensation                          Awards
                                               -------------------                          ------

                                                                                           Securities
                                                                                           Underlying        All Other
                                                                          Other Annual       Options/       Compensation ($)
Name and Principal Position             Year     Salary($)    Bonus($)    Compensation ($)   SARs (#)
Irwin Zellermaier, Chairman, Chief      1997       101,298        --          31,466(1)       75,000 / 0            0
Executive Officer and Director of the
Company since February 1995.  President 1996         --           --             --               --               --
from February 1995 until May 1997.
                                        1995         --           --             --               --               --

---------------------
(1) Represents payments made for Mr. Zellermaier's and his dependents' medical insurance, Mr. Zellermeier's automobile expense allowance and insurance covering Mr. Zellermaier's life, the beneficiary of which is not the Company.

         The following table sets forth information concerning stock option grants made during 1997 to the executive officers of the Company.

                     STOCK OPTION GRANTS IN FISCAL YEAR 1997

                                                    Percent of
                          Number of Securities  Total Options Granted                       Exercise
                               Underlying         to Employees in         Market Price on      or
           Name            Options Granted(1)       Fiscal Year          Date of Grant(2)   Base Price    Expiration Date
          ------          --------------------  ---------------------    ----------------   ----------    ---------------
Irwin Zellermaier                75,000                39.5%                $2.125           $2.125       November 3, 2000
Gerald Nimberg                   65,000                34.2%                $2.125           $2.125       November 3, 2000


                                                    Percent of
                          Number of Securities  Total Options Granted                     Exercise
                               Underlying         to Employees in      Market Price on        or
           Name            Options Granted(1)       Fiscal Year        Date of Grant(2)   Base Price   Expiration Date
----------------------    --------------------  ---------------------  ----------------   ----------   ----------------
David Bader                      50,000                26.3%                $2.125          $2.125     November 3, 2000
TOTAL                            190,000                100%
---------------------

1) All  options are non-qualified options.
2) Based on the closing sales price of the Common Stock on November 4, 1997.


         The following table sets forth certain summary information concerning exercised and unexercised options to purchase the Company's Common Stock as of December 31, 1997 held by the executive officers named in the "Summary Compensation Table." None of these executives exercised any options during the year ended December 31, 1997.


                   STOCK OPTION EXERCISES IN FISCAL YEAR 1997
                        AND FISCAL YEAR END OPTION VALUES


                                                                                                 Value of Unexercised
                                                                       Number of Unexercised     In-the-money Options
                            Shares Acquired                            Options at FY-end             at FY-end
Name                        on Exercise (#)    Value Realized ($)   Exercisable/Unexercisable    Exercisable/Unexercisable
----                        --------------     ------------------   -------------------------    -------------------------
Irwin Zellermaier           -                   -                            75,000 / 0                 $0 / $0
Gerald Nimberg              -                   -                            65,000 / 0                 $0 / $0
David Bader                 -                   -                            50,000 / 0                 $0 / $0
TOTAL                       -                   -                           190,000 / 0                 $0 / $0


CERTAIN TRANSACTIONS

         Pursuant to the employment agreement between Gerald Nimberg and the Company, at the Closing, Mr. Nimberg became entitled to borrow up to $250,000 (by amendment to his employment agreement in April 1998, Mr. Nimberg became entitled to borrow up to $60,000), $60,000 of which has been loaned to date (the "Closing Loan") which sum, with simple interest calculated on the basis of the annual rate of 9% (which rate of interest prior to the amendment was 24% per annum) is to be repaid by Mr. Nimberg to the Company through payroll deductions over a period of time no longer than seven years, interest only being payable during the first two years. Mr. Nimberg is current with respect to his repayment obligations. Ann Nimberg has informed the Company that she owns approximately 8% of the Affiliated General Partnership. Pursuant to the terms of the Long Term Loan, the Affiliated General Partnership has established a credit facility in favor of the Company in the aggregate principal amount of $2.6 million. For the fiscal year ended December 31, 1997, there were no other material transactions between the Company and any of its officers and/or directors which involved $60,000 or more.

EMPLOYMENT AGREEMENTS

         In June 1996, Irwin Zellermaier entered into a ten-year employment agreement with the Company, effective immediately. Under the terms of that agreement, Mr. Zellermaier serves as the Chairman and Chief Executive Officer of the Company and receives an annual base salary of $160,000. The employment agreement with Mr. Zellermaier further provides that Mr. Zellermaier shall receive bonuses and such other fringe benefits as are paid to other executive officers of the Company. Such fringe benefits take the form of medical coverage and an automobile expense allowance of $1,500 per month, the aggregate value of which is estimated at approximately $20,800 per annum. Further pursuant to the terms of his employment agreement, Mr. Zellermaier has agreed not to compete with the Company during the term of his employment with the Company and for a three-year period thereafter.

         David Bader serves as the Vice President and Chief Financial Officer of the Company pursuant to the terms of a ten-year employment agreement which terminates in June 2006. Pursuant to the agreement, Mr. Bader is entitled to receive an annual base salary of $85,000 per annum, effective as of May 2, 1997. The employment agreement with Mr. Bader further provides for payment of bonuses and for such other fringe benefits as are paid to other executive officers of the Company. Such fringe benefits take the form of medical coverage and an automobile expense allowance of $150 per month, the aggregate value of which is estimated at approximately $7,240 per annum. Further pursuant to the terms of his employment agreement, Mr. Bader has agreed not to compete with the Company during the term of his employment with the Company and for a three-year period thereafter.

         Effective May 2, 1997, the date of the closing of the Company's initial public offering of securities (the "Closing"), Gerald Nimberg and the Company entered into a ten-year employment agreement which will terminate on May 2, 2007, pursuant to which Mr. Nimberg is to serve as the President and Chief Operating Officer of the Company. The employment agreement with Mr. Nimberg provides that Mr. Nimberg shall receive an annual base salary of $120,000 per annum, commencing on May 2, 1997, with annual adjustments for increases in the Consumer Price Index. The employment agreement with Mr. Nimberg further provides for payment of bonuses and for such other fringe benefits as are paid to other executive officers of the Company. Such fringe benefits take the form of medical coverage, the aggregate value of which is estimated at approximately $5,440 per annum. Pursuant to the employment agreement with Mr. Nimberg, on the date of the Closing, Mr. Nimberg became entitled to borrow from the Company up to $250,000 (which amount has been decreased to $60,000 pursuant to an amendment to his employment agreement), $60,000 of which has been borrowed to date, which sum, with simple interest calculated on the basis of the annual rate of 9% (which rate of interest prior to the amendment was 24% per annum), is to be repaid by Mr. Nimberg to the Company through payroll deductions over seven years, interest only being payable during the first two years. Further pursuant to the terms of his employment agreement, Mr. Nimberg has agreed not to compete with the Company during the term of his employment with the Company and for a three-year period thereafter.

         The agreement with each of Messrs. Zellermaier, Bader and Nimberg provides that, if his employment is terminated by the Company for cause (as defined in the agreement) or by voluntary unilateral decision by the employee without cause, then the employee is entitled to his base salary under the agreement earned, accrued vacation, and reimbursements of expenses, through the date of termination. In addition, the agreement with each of Messrs. Zellermaier and Bader provides that, if his employment is otherwise terminated, employee is entitled to receive, in one lump sum payment, the employee's total compensation (base salary plus bonus) paid by the Company to the employee for the six months prior to termination and all applicable allowances and reimbursements to the date of termination.


                              INDEPENDENT AUDITORS

CHANGE IN ACCOUNTANTS

         On September 5, 1997, the Company dismissed Coopers & Lybrand LLP ("Coopers & Lybrand") as the Company's independent auditors and retained Cornick, Garber & Sandler, LLP as the Company's independent auditors for the fiscal year ended December 31, 1997. The Company's decision to retain Cornick, Garber & Sandler, LLP was approved by the Company's Board of Directors and the Company's Audit Committee. In connection with the services rendered by Coopers & Lybrand, the Company reported that for the fiscal years ended December 31, 1995, December 31, 1996 and for the subsequent interim periods there were no disagreements between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the subject matter of the disagreement. Further, the Company believes there are no reportable events as defined by Item 304(a)(1)(iv)(B) of Regulation S-B.

         Coopers & Lybrand's reports on the Company's financial statements for the fiscal years ended 1996 and 1995 contained an explanatory paragraph to the effect that the Company's ability to commence operations was dependent on the Company obtaining adequate financial resources through a contemplated public offering, or otherwise, which raised substantial doubts about its ability to continue as a going concern.

         A copy of Coopers & Lybrand's letter addressed to the U.S. Securities and Exchange Commission was filed as an exhibit to the Company's Form 8-K filed with the Commission on September 11, 1997.

PRESENCE OF AUDITORS AT MEETING

      A representative of Cornick, Garber & Sandler, LLP is expected to be present at the Annual Meeting, and will be provided the opportunity to make a statement and be available to respond to appropriate questions.

                        PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES

      The Board of Directors set the number of directors constituting the Board of Directors at five directors. The persons named below, constituting all of the incumbent directors, were designated by the Board of Directors as nominees for election as directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Although management does not anticipate that any nominee will be unable or unwilling to serve as director, in the event of such an occurrence, proxies may be voted in the discretion of the person named in the proxy for a substitute designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors constituting the Board of Directors.

                                Irwin Zellermaier
                                 Gerald Nimberg
                                   David Bader
                              Vincent J. Putignano
                                 Brien G. Reidy

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

      With respect to the election of directors, the five candidates receiving the highest number of "for" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and, pursuant to New York corporate law, with respect to a broker non-vote, the shares evidenced thereby will not be counted towards a quorum and will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH
HEREIN.




                      [This Space Intentionally Left Blank]

                  PROPOSAL 2: RATIFICATION AND APPROVAL OF THE
                1998 GENERAL CREDIT CORPORATION STOCK OPTION PLAN

      Shareholders are being asked to consider the proposal to ratify and approve the 1998 General Credit Corporation Stock Option Plan (the "Stock Option Plan").

DESCRIPTION OF THE STOCK OPTION PLAN

      The Stock Option Plan was unanimously approved by the Company's Board of Directors in March 1998 to become effective upon shareholder approval, to provide the Company with an effective means to attract, retain and motivate persons affiliated with The Company. The Stock Option Plan is designed to comply with the requirements of Section 16(b) the Exchange Act. A maximum of 500,000 shares of Common Stock (the "Option Shares") may be issued under the Stock Option Plan. No options may be granted under the Plan after March 24, 2008.

      The Stock Option Plan is to be administered by the Compensation Committee, which, under the terms of the Stock Option Plan, must consist of at least two "Non-Employee Directors within the meaning of Rule 16b-3 promulgated by the Commission under the Exchange Act. The Committee has the authority to interpret the provisions of the Stock Option Plan and to make all determinations deemed necessary or advisable for its administration. If approved, Mr. Putignano and Mr. Reidy, both members of the Compensation Committee, shall administer the Stock Option Plan.

      The Stock Option Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") and non-qualified stock options not intended to meet the requirements of
Section 422 of the Code. Incentive stock options may be granted to employees of The Company and its subsidiaries, and non-qualified stock options may be granted to employees, directors, independent contractors and agents of The Company and its subsidiaries. Subject to the Stock Option Plan, the Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. An optionee may not receive incentive stock options exercisable in one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity or dollar limitations apply to the grant of non-qualified stock options.

      The exercise price of options may not be less than the fair market value of the Common Stock on the date of grant, except that the exercise price of any incentive stock option granted to the holder of more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant. The term of each option may not exceed ten years, except the term of any incentive stock option granted to the holder of more than 10% of the outstanding Common Stock may not exceed five years. The Stock Option Plan sets forth additional provisions with respect to the exercise of options by optionees upon the termination of their employment and upon their death.

      The number of shares of Common Stock covered by outstanding options, the number of shares of Common Stock available for issuance under the Stock Option Plan, and the exercise price per share of outstanding options, are proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or stock dividend. In the event of a merger, sale of all or substantially all of the assets or other "change in control" of the Company (as defined in the Stock Option Plan), all stock options will become immediately exercisable.

      The Compensation Committee may amend or terminate the Stock Option Plan, except that shareholder approval is required to increase the number of shares of Common Stock subject to the Stock Option Plan, to change the class of persons eligible to participate in the Stock Option Plan, or to materially increase the benefits accruing to participants under the Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain Federal income tax consequences of participation in the 1998 Plan:

INCENTIVE OPTIONS

         Under current law, an employee will not realize any taxable income upon the grant or exercise of incentive options. If the employee disposes of the Common Shares acquired upon the exercise of an incentive option at least two years after the date the option was granted and at least one year after the date the shares are issued or transferred to such person upon the exercise of an option, the employee will realize capital gain (which may be mid-term or long-term gain, depending on the holding period) in an amount equal to the excess, if any, of the selling price for the Common Shares over the option exercise price, and the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If an employee disposes of the Common Shares acquired upon the exercise of an incentive option prior to the expiration of two years from the date the option was granted, or prior to the expiration of one year from the date the Common Shares were transferred to such employee, any gain realized will be taxable at such time as follows: (1) as ordinary income to the extent of the difference between the option exercise price and the lesser of (a) the fair market value of the Common Shares on the date the option was exercised or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as short-term, mid-term or long-term capital gain depending upon the employee's holding period for the Common Shares at the time of disposition. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.

         In general, the amount by which the fair market value of the Common Shares acquired upon the exercise of an incentive stock option exceeds the exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income and under certain circumstances may be subject, in the year in which the option is exercised, to the alternative minimum tax.

         If an individual uses Common Shares which such employee owns to pay, in whole or in part, the exercise price for optioned shares, (a) the individual's holding period for the newly issued shares of Common Shares equal in number to the shares of old Common Shares (the "exchanged shares") which were surrendered upon the exercise shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as the employee's basis in the surrendered shares and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in the additional shares received over and above the exchanged shares. However, if an employee tenders Common Shares acquired pursuant to the exercise of an incentive option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such previously held Common Shares for purposes of the one-year (or two-year) holding period requirement applicable to such incentive option and such tender may be treated as a taxable exchange.

NON-QUALIFIED OPTIONS

         An individual will not recognize any income at the time a non-qualified stock option is granted. Generally, individuals will recognize ordinary income at the time of the exercise of a non-qualified option in a total amount equal to: (1) in the case of options which the individual exercises by payment in cash, the excess of the then fair market value of the shares acquired over the exercise price and (2) in the case of options which an individual exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the number of shares surrendered upon such exercise.

         If a director, officer or ten-percent shareholder receives shares pursuant to the exercise of a non-qualified option, pursuant to Section 83(c) of the Code such individual does not recognize any income until the date on which such individual can sell such shares at a profit without being subject to liability under Section 16(b) of the Exchange Act. Alternatively, a director, officer or principal shareholder who would not otherwise be subject to tax on the value of such individual's shares as of the date the shares are transferred to him or her can file, within 30 days after the shares are acquired by such individual, a written election pursuant to Section 83(b) of the Code to be taxed as of the date of acquisition.

         All income realized upon the exercise of any non-qualified -stock option will be taxed as ordinary income. The Company may claim an income tax deduction for the amount taxable to an employee in the same year as those amounts are taxable to the individual. Shares issued upon the exercise of a non-qualified option are generally eligible for capital gain or loss treatment upon any subsequent disposition. Generally, an individual's holding period will commence from the date such shares are issued and such individual's basis in such shares will equal their fair market value as of that date. (The holding period of a director, officer or principal shareholder begins on the date on which such person recognizes income with respect to such shares, and such individual's basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares.) If an individual uses Common Shares that such individual owns to exercise a non-qualified option,
(a) the individual's holding period for the newly-issued shares equal in number to the exchanged shares shall include the period during which the surrendered shares were held, (b) the individual's basis in such exchanged shares will be the same as such individual's basis in the surrendered shams, and (c) no pin or loss will be recognized by the individual on the exchange of the surrendered shares for the exchanged shares.

         GENERAL

         An employee will be subject to wage withholding on the amount of ordinary income realized by such employee, as described above. The Company may require that the employee make funds available to the Company to satisfy the withholding requirements.

         SECTION 28OG OF THE CODE

         Section 280G of the Code provides that if an officer, shareholder or highly compensated individual receives a payment which is in the nature of compensation, and which is contingent upon, a change in control of the employer, and such payment equals or exceeds three times his "base salary" (as hereinafter defined), then any amount received in excess of base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to such person's average annual compensation over the five-year period (period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment. Under certain circumstances, options under the 1998 Plan could give rise to excess parachute payments. In any such case, in addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment and the Company will not be entitled to any tax deduction to which it otherwise would have been entitled with respect to such payment.

         SECTION 162(m) OF THE CODE

         Under Section 162(m) of the Code, publicly-held companies generally may not deduct compensation that exceeds $1 million to any proxy-named executive officer with respect to the taxable year. Compensation which is performance-based (as defined in Section 162(m) and regulations thereunder), however, is not counted as subject to the deductibility limitations of Section 162(m). Options granted under the 1998 Plan are intended to qualify as performance-based under Section 162(m) and related regulations.

OPTIONS OUTSTANDING UNDER THE 1998 STOCK OPTION PLAN

      As of the date of this Proxy Statement, no options have been granted under the Stock Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors believes that the best interests of the Company will be served by the Company implementing the Stock Option Plan. The Board believes that awards made under the Stock Option Plan will enable the Company to better compete for qualified personnel, to retain such personnel in the employ of the Company, and to motivate such personnel and align their long-term interests with those of the Company's Shareholders. To remain competitive in attracting and retaining qualified personnel and to continue to provide such personnel proper motivation and incentives, the Board believes that the proposal to ratify and approve the Stock Option Plan should be approved.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY AND APPROVE THE STOCK OPTION PLAN.


          PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The firm of Cornick, Garber & Sander, LLP, independent certified public accountants, has been the Company's auditor since 1997 and has advised the Company that it does not have any direct financial interest or indirect financial interest in the Company. The Board of Directors, on the recommendation of the Company's Audit Committee, has selected Cornick, Garber & Sandler, LLP as the Company's independent certified public accountants for the year ending December 31, 1998, subject to the approval of the shareholders. One or more representatives of Cornick, Garber & Sandler, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

      The Board of Directors recommends that you vote "FOR" the proposal to ratify the selection of Cornick, Garber & Sandler, LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998.


                                OTHER INFORMATION

OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.

SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

      Shareholders' proposals intended to be presented at the 1999 Annual Meeting must be received by the Company no later than January 7, 1999 for inclusion in the Company's proxy statement and form of proxy for that meeting.

                              FINANCIAL STATEMENTS

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

                          INDEPENDENT AUDITORS' REPORT


BOARD OF DIRECTORS
GENERAL CREDIT CORPORATION

                  We have audited the accompanying consolidated balance sheet of GENERAL CREDIT CORPORATION AND SUBSIDIARIES as at December 31, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of General Credit Corporation and Subsidiaries as at December 31, 1997, and the consolidated results of their operations and their cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          /s/ Cornick, Garber & Sandler, LLP
                                          ----------------------------------
                                          CERTIFIED PUBLIC ACCOUNTANTS

NEW YORK, NEW YORK
MARCH 25, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
General Credit Corporation:

We have audited the accompanying statements of operations, shareholders' deficiency, and cash flows of General Credit Corporation for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statements of operations, shareholders' deficiency, and cash flows provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, shareholder's deficiency, and cash flows of General Credit Corporation for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's ability to commence operations is dependent on obtaining adequate financial resources through a contemplated public offering, or otherwise, which raises substantial doubts about its ability to continue as a going concern. If unsuccessful, the Company may be unable to continue in its present form. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                          /s/ COOPERS & LYBRAND, LLP


Melville, New York
March 14, 1997

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                             AS AT DECEMBER 31, 1997

                                                ASSETS

Current assets:
    Cash and cash equivalents ........................................................    $ 1,794,338
    Restricted cash (Notes 2 and 7) ..................................................      2,300,000
    Receivables from customers and agents (Note 8 ) ....................  $    731,728
    Less allowance for doubtful accounts ...............................        40,000        691,728
                                                                          ------------
    Prepaid expenses and other current assets ........................................         69,308
                                                                                          -----------

           Total current asserts .....................................................      4,855,374

Fixed assets, at cost, less accumulated depreciation
    and amortization (Notes 3 and 7) .................................................        171,903
Notes receivable from officer (Note 5) ...............................................         50,000
Goodwill and other intangibles, net (Note 2) .........................................      5,103,017
Other assets .........................................................................         80,018
                                                                                          -----------

           Total .....................................................................    $10,260,312
                                                                                          ===========

                                              LIABILITIES

Current liabilities:
    Notes payable (Note 7) ...........................................................    $   299,483
    Accounts payable and accrued expenses ............................................        400,588
                                                                                          -----------

           Total current liabilities .................................................        700,071

Long-term portion of notes payable ...................................................      2,622,738

Commitments and contingencies (Notes 5 and 11)

                                         SHAREHOLDERS' EQUITY

Shareholders' equity:
    Common shares, $.001 par value, 20,000,000 shares
       authorized, 3,435,000 shares issued and outstanding .............$        3,435
    Additional paid-in capital .........................................     7,742,093
    Deficit ............................................................       808,025)     6,937,503
                                                                        --------------    -----------


           Total ....................................................................     $10,260,312
                                                                                          ===========

    The accompanying notes are an integral part of the financial statements.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                      YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                        1997           1996
                                                    -----------    -----------

Fee income, net .................................   $ 2,412,672    $        --
                                                    -----------    -----------

Selling, general and administrative expenses ....     1,976,743        103,325

Depreciation and amortization ...................       220,886            871
                                                    -----------   ------------
                                                      2,197,629       (104,196)
                                                    -----------    -----------

           Income (loss) from operations ........       215,043       (104,196)

Other income (expenses):
    Interest expense, net .......................       456,013        108,296
    Forfeiture of deposit on acquisition (Note 4)            --        200,000
                                                    -----------    -----------

           Loss before extraordinary item .......      (240,970)      (412,492)

Extraordinary item - early extinguishment
    of debt (Note 7) ............................      (154,150)            --
                                                    -----------    -----------

           Net loss .............................   $  (395,120)   $  (412,492)
                                                    ===========    ===========

Loss per share:
    Loss before extraordinary item ..............   $      (.10)   $      (.23)
    Extraordinary item ..........................          (.06)            --
                                                    -----------    -----------

           Net loss .............................   $      (.16)   $      (.23)
                                                    ===========    ===========
Weighted average number of common
    shares outstanding (Note 2) .................     2,474,041      1,758,000
                                                    ===========    ===========









    The accompanying notes are an integral part of the financial statements.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                                                 Total
                                                                                                              Shareholders'
                                                                 Additional                     Deferred         Equity
                                           COMMON STOCK            Paid-in                      Offering        (Capital
                                       SHARES       AMOUNT         CAPITAL        DEFICIT         COSTS       DEFICIENCY)
                                     ---------    -----------    -----------    -----------    ------------   ------------

Balance, January 1, 1996 .......     1,758,000    $     1,758    $       196    $      (413)   $    (5,000)   $    (3,459)

Options issued in connection
    with bridge financing
    (Note 7) ...................                                      10,980                                       10,980

Payments for offering costs ....                                                                  (378,462)      (378,462)

Net loss for the year ended
    December 31, 1996 ..........                                                   (412,492)                     (412,492)
                                   -----------    -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1996 .....     1,758,000          1,758         11,176       (412,905)      (383,462)      (783,433)

Redemption of common
    shares (Note 9) ............    (1,198,000)        (1,198)                                                     (1,198)

Units issued in public offering,
    net of costs (Note 9) ......     2,700,000          2,700      7,156,567                       383,462      7,542,729

Shares issued in connection
    with acquisition (Note 4) ..       125,000            125        385,250                                      385,375

Shares issued in connection
    with the prepayment of
    debt (Note 7) ..............        50,000             50        154,100                                      154,150

Options issued to consultants
    (Note 9) ...................                                      35,000                                       35,000

Net loss for the year ended
    December 31, 1997 ..........                                                   (395,120)                     (395,120)
                                   -----------    -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1997 .....     3,435,000    $     3,435    $ 7,742,093    $  (808,025)   $        --    $ 6,937,503
                                   ===========    ===========    ===========    ===========    ===========    ===========

The above amounts have been restated to give retroactive effect to the plan of recapitalization (see Note 1).

    The accompanying notes are an integral part of the financial statements.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                       1997          1996
                                                                                 -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Cash flows from operating activities:
    Net loss                                                                     $  (395,120)   $  (412,492)
    Adjustment to reconcile net loss to net cash used
     in operating activities:
          Depreciation and amortization ......................................       220,886         70,351
          Issuance of stock options ..........................................        35,000         10,980
          Issuance of common stock relating to prepayment of debt ............       154,150             --
          Bad debt expense ...................................................        40,000             --
          Change in assets and liabilities, net of effects of
          acquisition of businesses:
             Receivables from customers and agents ...........................      (731,728)            --
             Prepaid expenses ................................................       (69,308)            --
             Other assets ....................................................       (72,296)        (5,425)
             Accounts payable and accrued expenses ...........................       129,743        270,845
                                                                                 -----------    -----------

               Net cash used for operating activities ........................      (688,673)       (65,741)
                                                                                 -----------    -----------
Cash flows from investing activities:
    Purchase of fixed assets .................................................      (123,891)            --
    Payment for purchases of businesses ......................................    (4,609,500)            --
    Loans to officer .........................................................       (50,000)
                                                                                 -----------    -----------

               Net cash used for investing activities ........................    (4,783,391)            --
                                                                                 -----------    -----------

Cash flows from financing activities:
    Borrowings under long-term and short-term debt ...........................     2,550,000             --
    Repayments of long-term and short-term debt ..............................        (7,779)            --
    Borrowings under bridge financing ........................................       366,390        518,000
    Repayments of bridge financing ...........................................      (884,390)
    Net proceeds from issuance of units in public offering (less
       offering costs paid of $557,271 in 1997 and $378,462 in 1996) .........     7,542,729       (378,462)
    Redemption of common stock ...............................................        (1,198)            --
    Debt issue costs..........................................................            --        (68,480)
    Repayment of loan payable to officer and shareholder .....................            --         (7,150)
    Cash restricted for debt payments ........................................    (2,300,000)            --
                                                                                 -----------    -----------

               Net cash provided by financing activities .....................     7,265,752         63,908
                                                                                 -----------    -----------

Net increase (decrease) in cash and cash equivalents .........................     1,793,688         (1,833)

Cash and cash equivalents, beginning of year .................................           650          2,483
                                                                                 -----------    -----------

Cash and cash equivalents, end of year .......................................   $ 1,794,338    $       650
                                                                                 ===========    ===========

(Continued)

     The accompanying notes are an integral part of the financial statements

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                          1997              1996
                                                                                       ---------        --------

Supplemental information:
    Interest paid during the year....................................................  $ 427,338        $     --
                                                                                       ---------        --------
    Income taxes paid during the year ...............................................  $      --        $     --
                                                                                       ---------        --------

Supplemental schedule of noncash investing and financing
    activities:
       Common stock issued in connection with
          acquisition of business ...................................................  $ 385,375
                                                                                       ---------
       Common stock issued in connection with
          prepayment of debt ........................................................  $ 154,150
                                                                                       ---------
       Notes issued in connection with acquisition
          of business ...............................................................  $ 380,000
                                                                                       ---------

























     The accompanying notes are an integral part of the financial statements

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    THE COMPANY

         General Credit Corporation (the "Company"), was incorporated in February 1995, for the purposes of seeking out business opportunities, including acquisitions. On May 2, 1997, the Company emerged from the development stage by acquiring the operations of New York Payroll Factors, Inc. ("NYPF") (see Notes 2 and 4). Prior to May 2, 1997, the Company's activities were limited to administrative activities.

         Under its original certificate of incorporation, the Company was authorized to issue 200 shares of its no par value common stock. Pursuant to a plan of recapitalization, effective April 24, 1996, the Company increased the number of authorized shares to 20,000,000 shares with a $.001 per share par value and effected a 8,790 for one stock split in the form of a stock dividend to shareholders of record. The accompanying financial statements have been retroactively adjusted to reflect the foregoing recapitalization.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION AND OPERATIONS

         The consolidated financial statements include the accounts of General Credit Corporation and its subsidiaries, all of which are wholly-owned. The Company is engaged in providing working capital financing to its customers through the discounted purchase of checks made payable to the Company's customers and, to a lesser extent, the discounted purchase of credit card sales slips. Gross proceeds from the purchase of these checks and credit card sales slips, since the acquisition of NYPF on May 2, 1997, are estimated to be approximately $220 million in checks and $835,000 in credit card slips. The Company's customers comprise numerous small and medium sized labor intensive garment contracting firms located in the New York metropolitan area and other northern New Jersey areas. Revenues, which are comprised of the discounted portion of checks and credit card sales slips purchased, are recognized when payment is made.

      FIXED ASSETS

         Fixed assets are recorded at cost. Expenditures for additions and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (vehicles, 3 years, equipment, furniture and fixtures, 7 years). Upon retirement or disposal, the asset cost and related accumulated depreciation and amortization are eliminated from the respective accounts and the resulting gain or loss, if any, is included in the results of operations for the period.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       INTANGIBLE ASSETS

         The net assets of businesses acquired are recorded at their fair value at the acquisition date and any excess of acquisition costs over the value of identifiable net assets acquired is recorded as goodwill which is being amortized on a straight-line basis over twenty years. At December 31, 1997, goodwill was $4,577,351, net of accumulated amortization of $152,340 for the period from May 2, 1997 to December 31, 1997.

         Amounts paid for covenants not-to-compete are stated at cost and are amortized using the straight-line method over the non-compete period of five years. At December 31, 1997, covenants not-to-compete were $525,666, net of accumulated amortization of $56,334.

         The Company continually evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscontinued projected net cash flows for each related business. Based upon its most recent analysis, the Company believes that no impairment of goodwill exists at December 31, 1997.

       CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid debt instruments, purchased with original maturities of three months or less, to be cash equivalents. At December 31, 1997, the Company had $2,300,000 in restricted cash invested in short-term, highly liquid investments. These investments collateralize a portion of the Company's indebtedness (see Note 7).

       CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentration of credit risk consist of accounts receivable and cash deposits. Cash balances are held principally at one financial institution and may, at times, exceed FDIC insured amounts.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       CONCENTRATION OF CREDIT RISK (CONTINUED)

         The Company believes the concentration of credit risk with respect to receivables from customers is limited due to the large number of customers comprising the Company's customer base and the fact that no single customer represents more than 5% of the total. The Company performs ongoing informal background and financial evaluations of its customers and does not require collateral. The Company's agency agreements (see Note 8), have generated approximately 21.2% of its fee income in 1997. The loss of these arrangements could have a significant impact on the Company's financial position and results of operations.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

         Cash and cash equivalents and receivables are reflected in the accompanying balance sheets at amounts considered by management to reasonably approximate fair value. It is not practicable to assess the fair value of the Company's 10%, 22% and 24% notes payable (see Note 7) because management believes such debt is not readily marketable due to the nature of its incurrence and the Company's lack of operating history prior to 1997.

       USES OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ those estimates.

       LOSS PER SHARE

         Loss per share has been computed by dividing net losses by the weighted average number of common shares outstanding. The effect of outstanding stock options and warrants are not included as they would be anti-dilutive.

         Retroactive restatement has been made to all share and per share amounts for the recapitalization discussed in Note 1.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

3.     FIXED ASSETS

         Fixed assets consist of the following at December 31, 1997:

         Furniture, fixtures and office equipment ............   $   158,519
         Vehicles ............................................        23,371
                                                                 -----------

              Total ..........................................       181,890

         Less accumulated depreciation and amortization ......        (9,987)
                                                                 -----------

              Net ............................................   $   171,903
                                                                 ===========

         Depreciation expense for the year ended December 31, 1997 was $9,987. There was no depreciation expense for the year ended December 31, 1996.


4.     ACQUISITIONS

       NYPF

         In 1996, the Company entered into a definitive agreement to acquire NYPF and made non-refundable payments of $200,000. Since the acquisition did not close by November 15, 1996, the closing date stipulated in the original agreement, the deposit of $200,000 was expensed to operations during fiscal 1996. On January 13, 1997, the Company and NYPF entered into a new agreement to acquire NYPF for $4,500,000 in cash and 125,000 shares of common stock. The acquisition of NYPF was closed in May 1997 upon the conclusion of the public offering (Note 9). The value assigned to the shares issued was $3.083 a share, which equals their value in the public offering. This acquisition was treated as a purchase for accounting purposes and the operations of NYPF have been included in the consolidated statement of operations from May 2, 1997. The Company recorded goodwill of $4,497,691 and a covenant not-to-compete of $350,000 relating to the NYPF acquisition.

       ACE VENTURE, INC. ("ACE")

         On September 30, 1997 the Company acquired the operations of Ace (an exclusive sales agent of the Company) for $489,500 (which Includes legal costs of $9,500). The purchase price was paid for by the Company by its issuance of notes totalling $380,000 and cash of $109,500. The notes bear interest at 10% a year and are payable in equal monthly installments of $7,040 for principal and interest over 72 months to October 2003. This acquisition was treated as a purchase for accounting purposes and the operations of Ace have been included in the consolidated statement of operations from October 1, 1997. The Company recorded goodwill of $232,000 and a covenant not-to-compete of $232,000 relating to the Ace acquisition.

         In addition, the Company entered into a ten year employment agreement with the president of Ace at a base annual salary of $130,000, plus bonuses, if certain sales volume is achieved. The base salary increases each year by 5% or the increase in the consumer price index, whichever is greater.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

4.     ACQUISITIONS (CONTINUED)

         The following unaudited pro forma results of operations assume each of these acquisitions occurred as of January 1, 1996:


                                                     DECEMBER 31,
                                                ------------------------
                                                   1997         1996
                                                ----------    ----------

           Net revenue ........................ $3,500,387    $2,605,549
           Net income .........................    264,342       298,180
           Earnings per share (diluted) .......        .10           .12


           The information utilized above for NYPF is based upon its audited financial statements for the year ended December 31, 1996 and unaudited financial information for the period from January 1, 1997 to May 1, 1997. The information for Ace is based upon unaudited information for the period commencing March 1, 1996 (inception) through December 31, 1996 and for the period from January 1, 1997 to September 30, 1997. Pro forma per share amounts are based on pro forma net income divided by the sum of average shares outstanding each year, plus the number of shares issued to one seller and the number of shares and warrants issued in the initial public offering to generate net cash proceeds equal to the cash purchase price. The above pro forma information does not purport to be indicative of the results of operations that would have occurred had the transaction taken place at the beginning of the periods presented, nor is it indicative of the future results of operations.

5.     NOTES RECEIVABLE OFFICER

         On November 12, 1997 and December 29, 1997, the Company advanced $20,000 and $30,000, respectively, to one of its officers. The advances are evidenced by unsecured notes due three years after issuance and bear interest at 24% a year. Interest income on these notes was $400 in 1997. These advances are in connection with this officer's employment agreement under which the Company has agreed to lend up to $250,000 to him.

6.     OTHER ASSETS

         Other assets are comprised of:

                                                             DECEMBER 31,
                                                    -------------------------
                                                       1997           1996
                                                    ----------     ----------

           Deposits ................................$   26,490     $    4,603
           Prepaid consulting fee (see Note 9) .....    48,000             --
           Other ...................................     5,528            159
                                                    ----------     ----------

                      Total                         $   80,018     $    4,762
                                                    ==========     ==========

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

7.     NOTES PAYABLE

          Notes payable are comprised of the following at December 31, 1997:

             2% over prime rate note payable to a bank (A) ..........   $     250,000

             24% note payable to a partnership originally
                due June 1999 (B) ...................................       1,400,000

             22% note payable to a partnership originally
                due February 1998 (B) ...............................         900,000

             10% notes payable relating to the
                acquisition of Ace (see Note 4) due
                October 2003.  Monthly payments
                of principal and interest total $7,040 ..............         372,221
                                                                        -------------

                     Total                                                  2,922,221

             Less current maturities .................................        299,483
                                                                        -------------

             Noncurrent portion of long-term debt ....................  $   2,622,738
                                                                        =============

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

7.     NOTES PAYABLE (CONTINUED)

         Maturities of the noncurrent portion of long-term debt are as follows:

             Year Ending December 31:
                1999. . . . . . . . . . . . . . .  .  $     54,664
                2000. . . . . . . . . . . . . . .  .        60,388
                2001. . . . . . . . . . . . . . .  .     2,366,712
                2002. . . . . . . . . . . . . . .  .        73,697
                2003. . . . . . . . . . . . . . .  .        67,277
                                                      ------------

                                                      $  2,622,738
                                                      ============

             (A) The Company has a $500,000 unsecured credit facility with a bank, of which $250,000 is available for direct borrowings and the balance can be borrowed against uncollected checks. The note is currently being continuously renewed on a monthly basis.

             (B) A portion ($200,000) of the 24% notes is owed to the wife of one of the Company's officers who is a partner in the partnership. The notes are collateralized by receivables and certain fixed assets and require the Company to maintain collateral, in the form of checks or cash equal to the amount of the loans. Interest on these notes was approximately $242,000 in 1997.

                  In February 1998, the above 24% and 22% notes were combined and an additional $300,000 was borrowed. The new note for $2,600,000 is due in February 2001 and bears interest at 24% a year, payable monthly. The loan has the same collateral requirements as above and contains a covenant which limits losses before depreciation expense and amortization of goodwill to an amount not greater than $50,000 a year or in any two consecutive quarters. In addition, there is a prepayment penalty of $312,000 if the note is paid prior to its due date.

             During January and February 1997 and in 1996, the Company obtained $66,390 and $518,000, respectively, of bridge financing to provide interim working capital and pay for costs associated with the public offering (see Note 9). These uncollateralized notes bore interest at 12% a year and were paid upon closing of the public offering. In addition, in 1996 certain bridge lenders received options to purchase a total of 198,000 shares of the Company's common stock at $1 per share for a term of one year from the closing of the public offering. The options issued in connection with the bridge financing were valued at approximately $11,000.

             During February 1997, the Company borrowed $300,000 through the issuance of notes to ten unrelated parties. These unsecured notes bore interest at 18% a year and were paid upon closing of the public offering. Interest was to be paid monthly commencing June 1, 1997 with the principal and all unpaid interest due on December 31, 2001. The notes contained prepayment clauses which were calculated based on the provisions in the notes. The Company issued 50,000 shares of its common stock with a value (at the public offering price per share of $3.083) totalling $154,150 to prepay the notes. The $154,150 has been reflected in the consolidated statements of operations as an extraordinary item for the early extinguishment of debt.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

8.     COMMITMENTS AND CONTINGENCIES

         In addition to the employment contract discussed in Note 4, the Company has employment contracts with its three executive officers that expire at various dates through April 2007. The aggregate salary pursuant to these contracts aggregates $365,000 a year excluding bonuses, fringe benefits and cost of living increases. One of the officers is entitled to annual salary adjustments for increases in the Consumer Price Index. These officers are entitled to receive a lump sum payment equal to the employee's total compensation paid for the six month period prior to termination if their employment is terminated for other than cause or by their unilateral decision.

         The Company is obligated under noncancelable real property operating lease agreements. Minimum rents under these obligations are as follows:

             Year Ending December 31:
                1998 . . . . . . . . . . . .. . . . . . . . . . .$122,485
                1999 . . . . . . . . . . . .. . . . . . . . . . . 132,245
                2000 . . . . . . . . . . . .. . . . . . . . . . . 121,672
                2001 . . . . . . . . . . . .. . . . . . . . . . .  45,516
                2002 . . . . . . . . . . . .. . . . . . . . . . .  23,580
                2003 . . . . . . . . . . . .. . . . . . . . . . .   3,667

         These leases contain clauses with respect to related operating costs. Rent expense was $56,977 and $-0- for fiscal 1997 and 1996, respectively.

         The Company is contractually obligated pursuant to two agency agreements with unrelated entities. These agreements provide that the entities will refer certain check factoring customers to the Company for fees ranging from 40% to 50% of the net fees revenues received. These agreements terminate in January 2001. The Company makes noninterest bearing advances to these agents for use in their check cashing activities. These advances are evidenced by notes and are partially collateralized by personal assets of the agents; at December 31, 1997, such advances totaled approximately $253,000.

9.     SHAREHOLDERS' EQUITY

       COMMON STOCK REDEMPTION

         In February 1997, the Company redeemed 1,198,000 common shares from its shareholders for $1,198. The repurchased shares, which were cancelled, are available for future issuance.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

9.    SHAREHOLDERS' EQUITY (CONTINUED)

       PUBLIC OFFERING

         In April 1997 the Company sold 900,000 units to the public for $10 per unit. Each unit consists of three shares of common stock and six redeemable common stock warrants. Each warrant entitles to holder to purchase one additional share of common stock at an exercise price of $3.375 from the effective date of the offering through April 24, 2002. Upon certain conditions, the Company is entitled to call all or a portion of the warrants for a redemption price of $.25 per warrant upon 30 days prior written notice to the holders.

         In connection with the offering, the Company granted the underwriter an option to purchase up to 90,000 units at $16.50 a unit, exercisable during a five-year period commencing on the effective date.

         As additional compensation for the underwriter's services in connection with the offering, the Company paid the underwriter a nonaccountable expense allowance of 3% of the total purchase price and engaged the underwriter as a financial advisor for a three-year period from the closing of the offering at a total cost of $108,000 which was paid at closing.

         The net proceeds to the Company after deducting the expenses of the offering was $7,159,267.

       NONQUALIFIED STOCK OPTIONS

         On November 4, 1997, the Company issued to its three executive officers options to purchase a total of 190,000 shares of the Company's stock. These options are exercisable until November 3, 2000 at $2.125 per share. The Company may receive income tax benefits for these options when they are exercised. Such income tax benefits are credited to additional paid-in capital when realized. No options have been exercised as of December 31, 1997.

         The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation," for stock options granted to employees, officers and directors and, therefore, applies Accounting Principles Board Opinion No. 25. Accordingly, no compensation cost has been recognized for the stock options granted. If the Company had elected to recognize compensation cost for the nonqualified options granted based upon their fair values at the grant date consistent with the method of SFAS No. 123, the net loss and loss per share on a pro forma basis for the year ended December 31, 1997 would be as follows:

             Net loss:
                As reported                                     $   (395,120)
                Pro forma                                       $   (619,928)
             Loss per share:
                As reported                                            $(.16)
                Pro forma                                              $(.25)

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

9.    SHAREHOLDERS' EQUITY (CONTINUED)

       NONQUALIFIED STOCK OPTIONS (CONTINUED)

         The fair value of the Company's stock options used to compute the pro forma net loss and net loss per share disclosures are their estimated present values at grant date using the Black-Scholes option pricing model with the following assumptions: expected volatility of 80.84%, risk free interest of 5.715% and an expected holding period of three years.

          In addition, options to purchase a total of 30,000 shares of stock were issued to three outside consultants in 1997 under the same terms described above. The fair value of these options was $35,000 on the date of grant using the Black-Scholes option pricing model utilizing the same assumptions described above. This amount was charged to operations.

       STOCK OPTION PLAN:

         In March 1998, the Company adopted, subject to shareholder approval, the 1998 Stock Option Plan ("Plan") which provides for the granting of options to purchase up to 500,000 shares of common stock. The Plan provides for the issuance of incentive stock options (as defined in the Internal Revenue Code) and nonqualified options. The exercise price cannot be less than the fair market value of the common stock on the date of grant, except options granted to the holder of more than 10% of the outstanding common stock may not be less than 110% of the fair market value of the common stock on the date of grant. The term of each option may not exceed ten years, except the term of incentive stock options granted to a holder of more than 10% of the outstanding common stock may not exceed five years. No options may be granted under the Plan after March 24, 2008. No options have been granted under this Plan.

10.    INCOME TAXES

         At December 31, the Company has net operating loss carryforwards of approximately $702,000 for federal income tax purposes. These carryforwards expire in 2011 and 2012. As a result of the public offering, in April 1996, the amount of loss carryforwards which can be utilized to offset future taxable income are limited to approximately $553,000 a year, plus any loss carryforwards incurred after April 25, 1997.

         While generally accepted accounting principles permit the recognition of a deferred tax asset for the benefit of net operating loss carryforwards, they also require the recognition of a valuation allowance against such asset when it is more likely than not that such benefit will not be realized. As a result of the Company's losses since inception and its relatively brief operating history, it has recorded a valuation allowance equal to its net deferred tax asset account.

                   GENERAL CREDIT CORPORATION AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)




10.    INCOME TAXES (CONTINUED)

         Deferred taxes relate to the following carryforwards and temporary differences at December 31, 1997:

             Deferred tax assets:
                Net operating loss carryforwards                $    323,000
                Allowance for doubtful accounts                       18,000
                                                                ------------

                      Total                                          341,000
                                                                ------------

             Less deferred tax liabilities:
                Accelerated depreciation of property
                   and equipment                                       5,000
                Accelerated amortization of intangible
                   assets                                              6,000
                                                                ------------
                      Total                                           11,000
                                                                ------------

                      Balance                                        330,000


             Less valuation allowance                                330,000
                                                                ------------
             Net deferred income tax assets after valuation
                allowance                                       $         --
                                                                ============


11.    PENDING CLAIM

         A former bridge loan lender to the Company has claimed that he is owed 750,000 shares of the Company's stock and has threatened a lawsuit if his claim is not satisfied. In management's opinion, this claim is without merit.

                                                                      Appendix A

                           GENERAL CREDIT CORPORATION

                                STOCK OPTION PLAN

                                    ARTICLE I

                                     Purpose

         The purpose of the Stock Option Plan (the "Plan") is to enable General Credit Corporation (the "Company") to offer employees, directors and consultants of the Company and its subsidiaries, options to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's stockholders.

                                   ARTICLE II

                                   Definitions

         For purposes of the Plan, the following terms shall have the following meanings:

         2.1 "AWARD" shall mean an award under the Plan of any Stock Option.

         2.2 "BOARD" shall mean the Board of Directors of the Company.

         2.3 "CHANGE OF CONTROL" shall mean the occurrence of any one of the following: (i) the Company sells substantially all of its assets to a purchaser other than a Subsidiary, (ii) the sale of all outstanding shares of capital stock of the Company for cash, or (iii) the merger or consolidation of the Company in which the holders of the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect the Company's Board of Directors immediately prior to the merger do not continue to own a majority of the capital stock possessing the voting (under ordinary circumstances) to elect the surviving entity's Board of Directors immediately after such transaction.

         2.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" shall mean the Compensation and Stock Option Committee of the Board consisting of two or more Non-Employee Directors of the Company.

         2.6 "COMMON STOCK" shall mean the Common Stock, par value $.0001 per share, of the Company.

         2.7 "CONSULTANT" shall mean any individual who is a consultant or advisor to the Company or a Subsidiary.

         2.8 "DIRECTOR" shall mean any individual who is a member of the Board or member of the Committee of the Board of Directors of the Company or a Subsidiary.

         2.9 "DISABILITY" shall mean a disability that results in the termination of a Participant's employment with the Company or a Subsidiary, as determined pursuant to standard Company procedures.

         2.10 "FAIR MARKET VALUE" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, The Nasdaq Stock Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

         2.11 "INCENTIVE STOCK OPTION" shall mean any Stock Option awarded under the Plan intended to be and designated as an n Incentive Stock Option" within the meaning of Section 422 of the Code.

         2.12 RESERVED.

         2.13 "NON-EMPLOYEE DIRECTOR" shall have the meaning as set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         2.14 "NON-QUALIFIED STOCK OPTION" shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

         2.15 "PARTICIPANT" shall mean any person, including an employee, Director or Consultant to whom an Award has been made pursuant to the Plan.

         2.16 "STOCK OPTION" or "OPTION" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

         2.17 "SUBSIDIARY" shall mean any subsidiary of the Company, 51 or more of the voting stock of which is owned, directly or indirectly, by the Company.

         2.18 "TERMINATION FOR CAUSE" shall mean a Termination of Employment that has been designated as a "termination for cause" pursuant to standard Company procedures.

         2.19 "TERMINATION OF EMPLOYMENT" shall mean a termination of employment with, or service as a Director or Consultant with the Company and all of its Subsidiaries for reasons other than a military or personal leave of absence granted by the Company or any Subsidiary.

                                   ARTICLE III

                                 Administration

         3.1 THE COMMITTEE. The Plan shall be administered and interpreted by the Committee.

         3.2 AWARDS. The Committee shall have full authority to grant Stock Options, pursuant to the terms of the Plan, to persons eligible under Article V. In particular, the Committee shall have the authority:

                  (a) to select the persons to whom Stock Options may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Incentive Stock Options and Non- Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more persons eligible to receive Awards under
Article V;

                  (c) to determine the number of shares of Common Stock to be covered by each such Award granted hereunder; and

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the option price, the term of the option, and any provision affecting the exercisability or acceleration of, any Award.

         3.3 GUIDELINES. Subject to Article VII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award granted in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Committee under this
Section 3.3 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

         3.4 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants and their respective heirs, executors, administrators, successors and assigns.

                                   ARTICLE IV

                                Share Limitation

         4.1 SHARES. The maximum aggregate number of shares of Common Stock which may be issued under the Plan shall be 500,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If any Option granted, under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

         4.2 CHANGES. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Participant or a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

                                    ARTICLE V

                                   Eligibility

         5.1 EMPLOYEES. Employees, Officers and other employees of the Company and its Subsidiaries are eligible to be granted Awards under the Plan.

         5.2 DIRECTORS AND CONSULTANTS. Directors and Consultants are eligible to be granted Awards under the Plan, provided that Directors and Consultants who are not employees of the Company or a Subsidiary may not be granted Incentive Stock Options.

                                   ARTICLE VI

                                  Stock Options

         6.1 OPTIONS. Each Stock Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

         6.2 GRANTS. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

         6.3 INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

         6.4 TERMS OF OPTIONS. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (a) STOCK OPTION CONTRACT. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Contract executed by the Company and the Participant. The Stock option Contract shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

                  (b) OPTION PRICE. Subject to section (1) below, the option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant if the Stock Option is intended to be an Incentive Stock Option.

                  (c) OPTION TERM. Subject to section (1) below, the term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date it is granted.

                  (d) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

                  (e) METHOD OF EXERCISE. Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price in such form as the Committee may accept and, if requested, by the representation described in Section 9.2. The option price may be paid in cash or check acceptable to the Company or by any other consideration as the Committee deems acceptable. Unless otherwise determined by the Committee in its sole discretion at or after grant, payment in full or in part may be made in the form of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances), based on the Fair Market Value of the Common Stock on the last trading date preceding payment. Upon payment in full of the option price, as provided herein, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant. A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate or stock certificates representing such shares of Common Stock are issued to such Participant.

                  (f) DEATH. If a Participant's association with the Company or a Subsidiary terminates by reason of death, unless otherwise determined by the Committee at the time of grant, any Stock Option held by such Participant which was exercisable at the date of death may be exercised by the legal representative of the Participant's estate at any time or times during the period beginning on the date of death and ending one year after the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option not exercisable at the date of death shall be forfeited.

                   (g) DISABILITY. If a Participant's association with the Company or a Subsidiary terminates by reason of Disability, unless otherwise determined by-the Committee at the time of grant, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant at any time or times during the period beginning on the date of such termination and ending one year after the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes cf Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock option.

                   (h) TERMINATION OF EMPLOYMENT. In the event of a Termination of Employment by reason of retirement or for any reason other than death, Disability, Termination for Cause or in accordance with paragraph (k) below, unless otherwise determined by the Committee at the time of grant, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may be exercised by the Participant at any time or times during the period beginning on the date of such Termination of Employment and ending one month after such date or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited.

                   (i) TERMINATION FOR CAUSE. In the event of a Termination for Cause, any Stock Option held by the Participant which was not exercised prior to the date of such Termination for Cause shall be forfeited.

                   (j) CHANGE OF CONTROL. In the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 9.2), a stock certificate or certificates representing the Common Stock covered thereby shall be issued and delivered to the Participant.

                   (k) TERMINATION IN CONNECTION WITH CHANGE OF CONTROL. In the event of a Termination of Employment (i) by the Company or any surviving or successor entity in connection with or within six months after a Change of Control (other than a Termination for Cause) or (ii) by any Participant within six months after a Change of Control as a result of any material adverse change in the compensation or employment responsibilities of such Participant, all outstanding Stock Options held by the terminated Participant shall become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 9.2), a stock certificate or certificates representing the Common Stock covered thereby shall be issued and delivered to the Participant.

                   (l) INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

                   Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

                  (m) TEN-PERCENT STOCKHOLDER RULE. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

                                   ARTICLE VII

                            Termination or Amendment

        7.1 TERMINATION OR AMENDMENT OF THE PLAN. The Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's stockholders, no amendment may be made that would (i) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2);
(ii) materially modify the requirements as to eligibility to participate in the Plan; or (iii) materially increase the benefits accruing to Participants.

        7.2 AMENDMENT OF AWARDS. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options having higher option prices.

                                  ARTICLE VIII

                                  Unfunded Plan

        8.1 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE IX

                               General Provisions

        9.1 NON-ASSIGNMENT. Except as otherwise provided in the Plan or under applicable law, Awards made hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

        9.2 LEGEND. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. -The stock certificates representing such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        9.3 OTHER PLANS. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        9.4 NO RIGHT TO EMPLOYMENT. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which a Participant is employed to terminate such Participant's employment at any time. Neither the Plan nor the grant of any Award hereunder shall give any Director or Consultant any right with respect to continued service as a director or consultant, nor shall the Plan impose any limitation on the right of the Company to terminate a Consultant's services at any time or constitute evidence of any agreement or understanding by the Company's stockholders that the Company will nominate any director for reelection.

        9.5 WITHHOLDING OF TAXES. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to the Plan by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements are consistent with the Plan as it may deem appropriate.

        9.6 LISTING AND OTHER CONDITIONS.

                   (a) If the Common Stock is listed on a national securities exchange, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange. The Company SHALL HAVE NO obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

                   (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities

Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery hall be lawful or shall not result in the imposition of excise taxes.

                   (c) Upon termination of any period of suspension under this
Section 9.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

         9.7 GOVERNING LAW. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York.

        9.8 CONSTRUCTION. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        9.9 LIABILITY OF THE BOARD AND THE COMMITTEE. No member of the Board or the Committee nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

        9.10 OTHER BENEFITS. No payment pursuant to an Award under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

        9.11 COSTS. The Company shall bear all expenses incurred in administering the Plan, including expenses of issuing Common Stock upon the exercise of Options granted.

        9.12 SEVERABILITY. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

         9.13 SUCCESSORS. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

        9.14 HEADINGS. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

                                    ARTICLE X

                             Effective Date of Plan

         10. 1 The Plan shall be effective as of the date of its approval by the Company's stockholders.

                                   ARTICLE XI

                                  Term of Plan

        11.1 No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of its approval by the Company's stockholders, but Awards granted prior to such tenth anniversary may extend beyond that date.

                                                                      Appendix B

                               ------------------

                                      PROXY
                               ------------------

                           General Credit Corporation
                        370 Lexington Avenue, Suite 2000
                            New York, New York 10017

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Irwin Zellermaier, as proxy of the undersigned, with the power to appoint his substitute, and hereby authorizes him to vote as designated hereon, all the shares of Common Stock, par value $.001 per share, of General Credit Corporation (the "Company") held of record by the undersigned at the close of business on May 6, 1998, at the Annual Meeting of Shareholders to be held on June 19, 1998, and at any adjournment or adjournments of such meeting, and, in his discretion, to vote such shares upon such other business as may properly come before the meeting.

      WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

      PLEASE COMPLETE, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE, AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

1.    Election of Directors
      [ ] FOR each nominee listed (except as indicated) [ ] WITHHOLD AUTHORITY to vote for all nominees listed:

      Irwin Zellermaier, Gerald Nimberg, David Bader, Vincent J. Putignano, and Brien G. Reidy

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

2. 1998 Stock Option Plan. To approve the 1998 General Credit Corporation Stock Option Plan.

      [ ]  FOR               [ ] WITHHOLD AUTHORITY            [ ] ABSTAIN

3. Ratification of Independent Auditors. To ratify the action of the Board of Directors in selecting Cornick, Garber & Sandler, LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

      [ ]  FOR               [ ] WITHHOLD AUTHORITY            [ ] ABSTAIN

4. Other Business. To transact such other business as may properly come before the Annual Meeting.

      [ ]  FOR               [ ] WITHHOLD AUTHORITY            [ ] ABSTAIN

                                    The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Information Statement for the June 19, 1998 meeting.

                                    Dated:                           , 1998
                                    ---------------------------------------

                                    Signature
                                    ---------------------------------------

                                    Signature if held jointly
                                    ---------------------------------------

                                    (Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)